Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-215112, 333-216053, 333-216841, 333-221010, 333-221716, 333-229102, 333-235658, 333-235385, 333-236050, 333-237911, 333-238811, and 333-241454), Form S-3 (File No. 333-224881), Form S-3MEF (File No. 333-254373) and Form S-8 (File No. 333-183924, 333-183925, 333-188935, 333-190499, 333-194642, 333-202904, 333-210215, 333-218464, 333-223879, 333-233152, and 333-238276) of CHF Solutions, Inc. of our report dated March 25, 2021, relating to the consolidated financial statements, appearing herein.
/s/ Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)
Minneapolis, Minnesota
March 25, 2021